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                                                                  EXHIBIT 23.1.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of APS Holding Corporation on Form S-4 of our report dated March 16, 1996, on our audits of the consolidated financial statements and financial statement schedules of APS Holding Corporation and Subsidiaries as of January 27, 1996 and January 28, 1995, and for the years ended January 27, 1996, January 28, 1995 and January 29, 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended January 27, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
June 12, 1996